Exhibit 1.1

EXECUTION COPY

8,000,000 Shares

ALESCO FINANCIAL INC.

Common Stock

($0.001 Par Value)

UNDERWRITING AGREEMENT

June 20, 2007

RBC Capital Markets Corporation

One Liberty Plaza, 165 Broadway

New York, NY 10006

Ladies and Gentlemen:

Alesco Financial Inc., a Maryland corporation (the “Company”) (formerly Sunset Financial Resources, Inc., a Maryland corporation (“Sunset Financial”)), and Cohen & Company Management, LLC, a Delaware limited liability company and the manager of the Company (together with its affiliates, the “Manager”), proposes, subject to the terms and conditions stated herein, to issue and sell to RBC Capital Markets Corporation (the “Underwriter”) an aggregate of 8,000,000 shares (the “Firm Shares”) of its common stock, par value $0.001 per share (the “Common Shares”), and, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriter, up to an additional 1,200,000 Common Shares (the “Additional Shares”). The Firm Shares and any Additional Shares purchased by the Underwriter are referred to herein as the “Shares.”. The Underwriter intends to conduct a public offering of the Shares (the “Offering”).

On October 6, 2006, pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of July 20, 2006 (the “Merger Agreement”), by and among Alesco Financial Trust (“AFT”), Jaguar Acquisition Inc. and Sunset Financial, Sunset Financial acquired by merger (the “Merger”) AFT and Sunset Financial changed its name to Alesco Financial Inc. As of the effective time of the Merger, AFT assigned, and Sunset Financial assumed and adopted, AFT’s right, title and interest in and to the obligations under the Management Agreement, dated as of January 31, 2006 (the “Management Agreement”), by and between AFT and the Manager.

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1. Representations and Warranties of the Company.

(a) The Company represents and warrants to, and agrees with, the Underwriter as of the date hereof and as of the Closing Date and each Additional Closing Date (each as defined in Section 2 below) that:

(i) The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-138136), as amended, for the registration of common shares, preferred shares, warrants and debt securities, including the Shares, under the Securities Act of 1933, as amended (the “Securities Act”), and the offering thereof from time to time in accordance with Rule 430A or Rule 415 of the rules and regulations of the Commission under the Securities Act (the “Securities Act Rules and Regulations”), and the Company has filed such post-effective amendments thereto as may be required prior to the execution of this Agreement. Such registration statement (as so amended, if applicable) has been declared effective by the Commission. The registration statement and prospectus may have been amended or supplemented prior to the date of this Agreement; any such amendment or supplement was prepared and filed, and any such amendment, filed after the effective date of such registration statement has been declared effective. No stop order suspending the effectiveness of the registration statement has been issued, and no proceeding for that purpose has been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission. A prospectus supplement (the “Prospectus Supplement”) setting forth the terms of the offering, sale and plan of distribution of the Shares and additional information concerning the Company and its business has been or will be prepared and, together with the prospectus included in the registration statement, will be filed pursuant to Rule 424(b) of the Securities Act Rules and Regulations on or before the second business day after the date hereof (or such earlier time as may be required by the Securities Act Rules and Regulations). The registration statement, as it may have heretofore been amended and at the time it became effective, including the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the Securities Act Rules and Regulations, is referred to herein as the “Registration Statement,” and the final form of prospectus included in the Registration Statement, as supplemented by the Prospectus Supplement, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act Rules and Regulations, is referred to herein as the “Prospectus.” Any Registration Statement filed by the Company pursuant to Rule 462(b) of the Securities Act is hereinafter called the “Rule 462(b) Registration Statement” and from and after the date and time of filing the Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Any preliminary Prospectus Supplement relating to the offering of the Shares, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act and the Securities Act Rules and Regulations is hereafter called a “Preliminary Prospectus Supplement.” “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Rules and Regulations, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Securities Act Rules and Regulations. “General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433, in compliance with 433(d)(8)(ii)), as evidenced by its being specified as such in Schedule I to this Agreement. “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus. “Applicable Time” means 9:00 A.M., New York City time, on the date of this Agreement. Any reference herein to the Registration Statement, any Preliminary Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended

(the “Exchange Act”), on or before the effective date of the Registration Statement, the date of such Preliminary Prospectus Supplement or the date of the Prospectus, as the case may be, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus Supplement or the Prospectus shall be deemed to refer to and include any filed document under the Exchange Act after the effective date of the Registration Statement, the date of such Preliminary Prospectus Supplement or the date of the Prospectus, as the case may be, which is incorporated therein by reference. For purposes of this Agreement, all references to the Registration Statement, the Prospectus, Prospectus Supplement, Preliminary Prospectus Supplement or Issuer Free Writing Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Electronic Data Gathering Analysis and Retrieval System (EDGAR), and such copy shall be identical in content to any Prospectus delivered to the Underwriter for use in connection with the Offering.

(ii) Each part of the Registration Statement, when such part is deemed to become effective with respect to the Underwriter pursuant to Rule 430B(f)(2) under the Securities Act Rules and Regulations, at the Closing Date (as hereinafter defined) and, if later, at any Additional Closing Date (as hereinafter defined), and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date and at any Additional Closing Date, conformed or will conform in all material respects with the requirements of the Securities Act and the Securities Act Rules and Regulations; each part of the Registration Statement, when such part is deemed to become effective with respect to the Underwriter pursuant to Rule 430B(f)(2) under the Securities Act Rules and Regulations, at the Closing Date and, if later, at any Additional Closing Date, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus and any amendment or supplement thereto, on the date of the filing thereof with the Commission and at the Closing Date and, if later, at any Additional Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. When any related Preliminary Prospectus Supplement was first filed with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) under the Securities Act) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus Supplement and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the Rules and Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation and warranty is made in this subsection (ii) however, with respect to any information contained in or omitted from the Registration Statement, the General Disclosure Package or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter specifically for use therein. The parties acknowledge and agree that such information provided by or on behalf of the Underwriter consists solely of the material included in paragraphs 5, 9, 10 and 11 under the caption “Underwriting” in the Preliminary Prospectus Supplement and the Prospectus Supplement. The Company has not distributed, and prior to the later of the Closing Date and the completion of the distribution of the Shares, will not distribute, any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Preliminary Prospectus Supplement, the Prospectus or any other materials, if any, permitted by the Securities Act (which were disclosed to the Underwriter and counsel to the Underwriter and are listed on Schedule I hereof other than documents referred to in clause (C) of Section 1(a)(iv)).

(iii) At the time of filing the Registration Statement and at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Securities Act Rules and Regulations, including as a result of (x) the Company or any subsidiary of the Company in the preceding three years having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 of the Securities Act Rules and Regulations and (y) the Company in the preceding three years having been the subject of a bankruptcy petition or insolvency or similar proceeding, having had a registration statement be the subject of a proceeding under Section 8 of the Securities Act or being the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares, all as described in Rule 405 of the Securities Act Rules and Regulations.

(iv) As of the Applicable Time, neither (i) (A) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, (B) the Preliminary Prospectus Supplement and (C) the documents or information mutually agreed to by the Company and the Underwriter and listed on Schedule IV hereto, considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements contained in or omitted from any prospectus included in the Registration Statement or any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter specifically for use therein. The parties acknowledge and agree that such information provided by or on behalf of the Underwriter consists solely of the material listed in Section 1(a)(ii) above.

(v) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Underwriter as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) the Company will promptly notify the Underwriter and (ii) the Company will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements contained in or omitted from any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter specifically for use therein. The parties acknowledge and agree that such information provided by or on behalf of the Underwriter consists solely of the material listed in Section 1(a)(ii) above.

(vi) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus Supplement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission under the Exchange Act (the “Exchange Act Rules and Regulations” and, together with the Securities Act Rules and Regulations, the “Rules and Regulations”) and, when read together with the other information in the Registration Statement, at the time the Registration Statement and any amendments thereto became effective, in the General Disclosure Package, at the Applicable Time, and in the Prospectus, at the date of the Prospectus, at the Closing Date and at any Additional Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(vii) This Agreement has been duly authorized, executed and delivered by the Company. The Company has full power and authority to enter into this Agreement and to authorize, issue and sell the Shares as contemplated by this Agreement.

(viii) The Shares have been duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Shares will not be subject to any preemptive or similar rights.

(ix) The consolidated financial statements of Sunset Financial, including the notes thereto, and the consolidated financial statements of AFT, including the notes thereto, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the consolidated financial position of the respective entities to which such financial statements relate (the “Covered Entities”) as of the dates indicated and the consolidated results of operations, shareholders’ equity and cash flows of the Covered Entities for the periods specified; the supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, if any, fairly present the information required to be stated therein; such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) on a consistent basis during the periods involved (except as may be expressly stated in the related notes thereto) and in accordance with Regulation S-X promulgated by the Commission; the financial data set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly present the information shown therein and has been compiled on a basis consistent with the financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus; no other financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package and the Prospectus; the unaudited pro forma financial information (including the related notes) included in the Registration Statement, the General Disclosure Package and the Prospectus complies as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Rules and Regulations, and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable; such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents the financial position, results of operations and other information purported to be shown therein at the respective dates for the respective periods specified; and no other pro forma financial information is required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus; all disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(x) Each of Ernst & Young LLP and Hancock Askew & Co., LLP, who have certified certain of the financial statements and supporting schedules and information incorporated by reference in the Registration Statement are and, during the periods covered by their reports incorporated by reference in the Registration Statement, were independent public accountants as required by the Securities Act, the Exchange Act and the Rules and Regulations. Neither Ernst & Young LLP nor Hancock Askew & Co., LLP has notified the Company, the Company’s board of directors or the audit committee of the board of directors of any illegal acts that are required to be reported pursuant to Section 10A of the Exchange Act.

(xi) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries listed on Schedule II attached hereto (the “Subsidiaries”) considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(xii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Maryland and has the power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not be reasonably likely to result in a Material Adverse Effect.

(xiii) Each Subsidiary is duly incorporated or organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and to consummate the transactions contemplated hereby. All issued and outstanding equity interests in each Subsidiary are owned directly or indirectly by the Company and have been duly authorized and validly issued, are fully paid and non-assessable, and have not been issued in violation of, or subject to, any preemptive right, co-sale right, registration right, right of first refusal or other similar right of equity holders arising by operation of law, under the organizational documents of such Subsidiary, under any agreement to which such Subsidiary is a party or otherwise, and are owned by the Company, directly or indirectly, free and clear of any pledge, security interests, liens, encumbrances, claims or equitable interests. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company does not, and as of the Closing Date (and, if any Additional Shares are purchased, at each Additional Closing Date) will not, own or control, directly or indirectly, any equity interest in any corporation, partnership, joint venture, limited liability company, association or other entity other than the Subsidiaries.

(xiv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” and the authorized, issued and outstanding capital stock of the Company, as adjusted on a pro forma basis to give effect to the sale of $140 million aggregate principal amount of the Company’s 7.625% Contingent Convertible Senior Notes due 2027 is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Pro Forma as Adjusted” under the caption “Capitalization.” The issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of preemptive or other similar rights of any securityholder of the Company. Upon completion of the issuance and sale of the Firm Shares pursuant to this Agreement, the capitalization of the Company will be as set forth in the column entitled “Pro Forma as Adjusted for this Offering” under the caption “Capitalization.” Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding (i) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any equity interests of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such equity interests or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company or any such Subsidiary to issue any equity interests, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options.

(xv) The Company is not in violation of its charter, as amended and/or restated (“Charter”), or its bylaws, as amended or restated (“Bylaws”). No Subsidiary is in violation of its organizational documents (including, without limitation, partnership and limited liability company agreements). Neither the Company nor any Subsidiary is in default in the performance or observance (nor has any event occurred which with notice, lapse of time, or both would constitute a default in the observance or performance) of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject (collectively, “Agreements and Instruments”), except for such defaults that are not reasonably likely to, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated herein (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, the Agreements and Instruments (except for such conflicts, breaches of defaults or liens, charges or encumbrances which are not reasonably likely to, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the Charter or Bylaws of the Company or the organizational documents of any Subsidiary (including, without limitation, partnership and limited liability company agreements), any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations.

(xvi) The Company and each of its Subsidiaries are in compliance with all applicable federal, state, local and foreign laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates, except where the failure to so comply is not reasonably likely to, singly or in the aggregate, result in a Material Adverse Effect.

(xvii) No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent.

(xviii) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, which is required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder.

(xix) There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package and the Prospectus or filed as exhibits to the Registration Statement by the Securities Act, the Exchange Act or the Rules and Regulations and which have not been so described or filed.

(xx) The Common Shares are registered pursuant to Section 12(b) of the Exchange Act and the outstanding Common Shares are listed on the Exchange (as defined in Section 11(b) below) and the Company has taken no action to terminate the registration of the

Common Shares under the Exchange Act or de-list the Common Shares from the Exchange, nor has the Company received any notification that the Commission or the Exchange is contemplating terminating such registrations or listings. The Shares have been approved for listing on the Exchange, subject to official notice of issuance.

(xxi) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no holder of securities of the Company has any registration or similar rights to require registration of any debt or equity security of the Company as part or on account of, or otherwise in connection with, the sale of the Shares contemplated hereby, and any such rights so disclosed have either been fully complied with by the Company or effectively waived by the holders thereof, and any such waivers remain in full force and effect.

(xxii) The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xxiii) Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(xxiv) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, except (1) such as have been already obtained or as may be required with respect to the Shares pursuant to the Securities Act and the Securities Act Rules and Regulations or state securities laws and (2) such, the failure of which to have obtained, would not reasonably be expected to have a Material Adverse Effect.

(xxv) The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them as described in the Registration Statement, the General Disclosure Package and the Prospectus (collectively, “Intangibles”), except where the failure so to possess is not reasonably likely to, singly or in the aggregate, result in a Material Adverse Effect; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Intangibles, except where the failure so to comply is not reasonably likely to, singly or in the aggregate, result in a Material Adverse Effect; all of the Intangibles are valid and in full force and effect, except when the invalidity of such Intangibles or the failure of such Intangibles to be in full force and effect is not reasonably likely to, singly or in the aggregate, result in a Material Adverse Effect; the Company and its Subsidiaries have not received any notice of proceedings relating to the revocation or modification of any such Intangibles which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be reasonably likely to result in a Material Adverse Effect; and the Company and its Subsidiaries have not violated or received written notice of any infringement of or conflict with (and the Company does not know of any such infringement of or conflict with) asserted rights of others with respect to any such Intangibles, except where the infringement of or conflict with is not reasonably likely to, singly or in the aggregate, result in a Material Adverse Effect.

(xxvi) All tax returns of the Company and its Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except in each case, as would not, singly or in the aggregate, have a Material Adverse Effect, and except assessments against which appeals have been or will be promptly taken as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(xxvii) Neither the Company nor any of its Subsidiaries, nor to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxviii) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collective, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxix) Neither the Company nor any of its Subsidiaries, nor to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxx) No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries on the one hand, and the directors, officers, trustees, managers, shareholders, partners, customers or suppliers of the Company or any of the Subsidiaries on the other hand, which would be required by the Securities Act and the Securities Act Rules and Regulations to be described in the Registration Statement, the General Disclosure Package and the Prospectus and which is not so described.

(xxxi) The Company is, and immediately after Closing Date and immediately upon consummation of the transaction contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus will be, Solvent (as defined herein). As used herein, the term “Solvent” means, with respect to an entity, on a particular date, that on such date (a) the fair market value of the assets of such entity is greater than the total amount of liabilities (including contingent liabilities) of such entity, (b) the present fair salable value of the assets of the entity is greater than the amount that will be required to pay the probable liabilities of such entity on its debt as they become absolute and mature, (c) the entity is able to realize upon its assets and pay its debts and other liabilities (including contingent obligations) as they mature, and (d) the entity does not have unreasonably small capital.

(xxxii) Neither the Company nor any executive officer or key employee of the Company is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar arrangement that would be violated by the present or proposed business activities of the Company as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxxiii) The Company meets the requirements for use of Form S-3, as set forth in the General Instructions thereto. During the period of at least the last 36 calendar months preceding the date of this Agreement, the Company or Sunset Financial has filed all reports required to be filed pursuant to Sections 13, 14 and 15(d) under the Exchange Act. Immediately preceding the date of this Agreement, the aggregate market value of the Company’s voting and non-voting common equity held by non-affiliates of the Company was equal to or greater than $75 million.

(xxxiv) The Company is not required, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxxv) The Company is not required to be registered as a commodity pool operator under the Commodity Exchange Act, as amended.

(xxxvi) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement; and no person has a right of participation or first refusal with respect to the sale of the Shares by the Company.

(xxxvii) The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (I) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (II) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and its Subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxxviii) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxxix) The Company satisfied the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”), for its taxable years ended December 31, 2004, December 31, 2005 and December 31, 2006, and the Company’s current and proposed method of operations will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2007 and thereafter. AFT satisfied the requirements for qualification and taxation as a REIT under the Code for its taxable year ended October 6, 2006. No transaction or other event has occurred which could cause the Company to not be able to qualify as a REIT for its taxable year ending December 31, 2007 or future taxable years. The Company and each of its Subsidiaries have no intention of changing their operations or engaging in activities which would cause the Company to fail to qualify, or make economically undesirable the Company’s continued qualification as a REIT.

(xl) The factual description of the Company’s organization and actual and proposed method of operation and its qualification and taxation as a REIT set forth in the Registration Statement, the General Disclosure Package and the Prospectus is accurate and presents fairly the matters referred to therein.

(xli) Neither the Company nor any of its affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act and the Exchange Act Rules and Regulations, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the By-laws of the National Association of Securities Dealers, Inc. (the “ NASD”)) any member firm of the NASD, in each case, other than Taberna Securities, LLC and Cohen & Company Securities, LLC. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers or stockholders of the Company, on the other hand, that will be required by the rules of the NASD to be described in the Registration Statement, the General Disclosure Package and the Prospectus, which is not so described.

(xlii) Except for the Underwriter’s discount and any other compensation payable by the Company to the Underwriter in connection with the transactions contemplated herein or as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated.

(xliii) The Company and its Subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any Subsidiary will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither the Company nor any Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(xliv) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, and except for such restrictions existing under the Credit Agreement dated as of March 27, 2007 by and among the Company, Alesco Financial Holdings, LLC, Royal Bank of Canada and U.S. Bank National Association, as lenders, and Royal Bank of Canada, as agent for the lenders, filed as an exhibit to the Company’s Form 8-K with the Commission on April 3, 2007, and incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends or distributions to the Company to the extent permitted by applicable law, from making any other distribution on such Subsidiary’s issued and outstanding capital stock or other equity interests, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of the property or assets of such Subsidiary to the Company.

(xlv) The statistical and market related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from current sources that the Company believes to be reliable and accurate.

(xlvi) All stock option awards granted by the Company have been appropriately authorized by the board of directors of the Company or a duly authorized committee thereof, including approval of the exercise or purchase price or the methodology for determining the exercise or purchase price and the substantive terms of the stock options awards; all stock options granted to employees in the United States reflect the fair market value of the Company’s capital stock as determined under Section 409A of the Code on the date the option was granted (within the meaning of United States Treasury Regulation §1.421-1(c)); no stock options awards granted by the Company have been retroactively granted, or the exercise or purchase price of any stock option award determined retroactively; there is no action, suit, proceeding, formal inquiry or formal investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company in connection with any stock option awards granted by the Company; there is no action, suit, proceeding, formal inquiry or formal investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company in connection with any stock option awards granted by the Company.

(xlvii) The Company has filed all reports required to be filed pursuant to the Securities Act and the Exchange Act.

(xlviii) The Company is not in violation of, and has not received notice of any violation with respect to, any applicable environmental, safety or similar law applicable to the business of the Company. The Company has received all permits, licenses or other approvals required of the it under applicable federal and state occupational safety and health and environmental laws and regulations to conduct its business, and the Company is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals, which could not, singly or in the aggregate, have a Material Adverse Effect.

(xlix) The Company has not distributed and will not distribute any other offering material (including, without limitation, content on the Company’s website that may be deemed to be offering material) in connection with the offering and sale of the Shares other than the Registration Statement, the General Disclosure Package and the Prospectus.

(l) The statements in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Description of Stock,” insofar as such statements purport to constitute a summary of the terms of the common stock of the Company, fairly summarize such terms in all material respects.

(li) The information contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding the Company’s expectations, plans and intentions, and any other information that constitutes “forward-looking” information within the meaning of the Securities Act and the Exchange Act were made by the Company on a reasonable basis and reflect the Company’s good faith belief and/or estimate of the matters described therein.

(lii) The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the New York Stock Exchange, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the New York Stock Exchange, nor has the Company received any notification that the Commission or the New York Stock Exchange is contemplating terminating such registration or listing.

(b) The Manager represents and warrants to, and agrees with, the Underwriter as of the date hereof and as of the Closing Date and each Additional Closing Date (each as defined in Section 2 below) that:

(i) Each part of the Registration Statement, when such part is deemed to become effective with respect to the Underwriter pursuant to Rule 430B(f)(2) under the Securities Act Rules and Regulations, at the Closing Date and, if later, at any Additional Closing Date, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date and at any Additional Closing Date, conformed or will conform in all material respects with the requirements of the Securities Act and the Securities Act Rules and Regulations; each part of the Registration Statement, when such part is deemed to become effective with respect to the Underwriter pursuant to Rule 430B(f)(2) under the Securities Act Rules and Regulations, at the Closing Date and, if later, at any Additional Closing Date, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus and any amendment or supplement thereto, on the date of the filing thereof with the Commission and at the Closing Date and, if later, at any Additional Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. When any related Preliminary Prospectus Supplement was first filed with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) under the Securities Act) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus Supplement and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the Rules and Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the immediately preceding sentence do not apply to statements in or omissions from the Preliminary Prospectus Supplement or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with written information relating to the Underwriter furnished to the Company by the Underwriter, specifically for use in the preparation thereof, such information being listed in Section 1(a)(ii) above.

(ii) As of the Applicable Time, neither (i) the General Disclosure Package, nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements contained in or omitted from any prospectus included in the Registration Statement or any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter specifically for use therein. The parties acknowledge and agree that such information provided by or on behalf of the Underwriter consists solely of the material listed in Section 1(a)(ii) above.

(iii) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus Supplement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the Exchange Act Rules and Regulations and, when read together with the other information in the Registration Statement, at the time the Registration Statement and any amendments thereto became effective, in the General Disclosure Package, at the Applicable Time, and in the Prospectus, at the date of the Prospectus, at the Closing Date and at any Additional Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iv) The Manager has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Manager is duly qualified as a foreign limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(v) This Agreement has been duly authorized, executed and delivered by the Manager and constitutes a valid and binding agreement of the Manager enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally and (ii) general equitable principles and the discretion of the court before which any proceeding therefor may be brought.

(vi) The Manager is not in violation of its organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Manager is a party or by which it may be bound, or to which any of the property or assets of the Manager is subject (collectively, the “Manager Agreements and Instruments”), or in violation of any law, statute, rule, regulation, judgment, order or decree, except for such violations or except for such defaults that would not result in a material adverse effect on the condition, financial or otherwise, or in the business affairs, business prospects or regulatory status of the Manager, whether or not arising in the ordinary course of business, or that would otherwise prevent the Manager from carrying out its obligations under this Agreement (a “Manager Material Adverse Effect”). The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus and compliance by the Manager with its obligations under this Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Manager pursuant to the Manager Agreements and Instruments, nor will such action result in any violation of the provisions of the limited liability company operating agreement of the Manager or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Manager or any of its assets, properties or operations.

(vii) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Manager, threatened, against or affecting the Manager.

(viii)(A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or other consent of any stockholder or creditor of the Manager, (C) no waiver or consent under any Manager Agreements and Instruments, and (D) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the performance by the Manager of its obligations under this Agreement and the transactions contemplated hereby, in each case on the terms contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, except (1) such as have been already obtained or as may be required under the Securities Act, the Securities Act Rules and Regulation, state or securities laws and (2) such, the failure of which to have obtained, would not reasonably be expected to have a Manager Material Adverse Effect.

(ix) The Manager has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement, the General Disclosure Package and the Prospectus.

(x) The Manager possesses such Intangibles issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure so to process would not, individually or in the aggregate, result in a Material Adverse Effect or a Manager Material Adverse Effect; the Manager is in compliance with the terms and conditions of all such Intangibles, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect or a Manager Material Adverse Effect; all of the Intangibles are valid and in full force and effect, except when the invalidity of such Intangibles or the failure of such Intangibles to be in full force and effect would not have a Material Adverse Effect or a Manager Material Adverse Effect; and the Manager has not received any notice of proceedings relating to the revocation or modification of any such Intangibles which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect or a Manager Material Adverse Effect.

(xi) The Manager has not been notified that any executive officer, key employee or significant group of employees of the Manager plans to terminate employment with the Manager. Neither the Manager nor any executive officer or key employee of the Manager is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Manager as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where such termination or violation would not constitute a Material Adverse Effect or a Manager Material Adverse Effect.

(xii) The Manager operates a system of internal controls sufficient to provide reasonable assurance that (A) transactions effectuated by it under the Management Agreement are executed in accordance with its management’s general or specific authorization; and (B) access to the Company’s assets is permitted only in accordance with its management’s general or specific authorization.

(xiii) The Manager is not prohibited by the Investment Advisers Act of 1940, as amended (the “Advisers Act”), or the rules and regulations thereunder, from performing its obligations under the Management Agreement as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(xiv) Each of the Shared Services and Facilities Agreement by and between the Manager and Cohen Brothers, LLC, dated as of January 31, 2006, and the Letter Agreement by and between the Company and Cohen Brothers, LLC dated January 31, 2006 is a valid and binding agreement of the Manager, enforceable against the Manager in accordance with its terms.

Any certificate signed by any officer of the Company or the Manager and delivered to the Underwriter in connection with the offering of the Shares contemplated hereby shall be deemed a representation and warranty by the Company or the Manager, as the case may be, to the Underwriter.

2. Purchase, Sale and Delivery of the Shares.

(a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, 8,000,000 Firm Shares at a purchase price per share of $9.00.

(b) Payment of the purchase price for, and delivery of certificates representing, the Firm Shares shall be made at the office of Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, or at such other place as shall be agreed upon by the Underwriter and the Company, at 10:00 A.M., New York City time, on the third business day (as permitted under Rule 15c6-1 under the Exchange Act) following the effective date of this Agreement or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called the “Closing Date”).

Payment of the purchase price for the Firm Shares shall be made by wire transfer in same day funds to the Company at the bank account designated in writing by the Company at least one business day prior to the Closing Date, upon delivery of certificates representing the Firm Shares to the Underwriter through the facilities of The Depository Trust Company for the account of the Underwriter. Certificates representing the Firm Shares shall be registered in such name or names and shall be in such denominations as the Underwriter may request at least two business days before the Closing Date. The Company will permit the Underwriter to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

(c) In addition, on the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the Underwriter the option to purchase up to 1,200,000 Additional Shares at the same purchase price per share to be paid by the Underwriter for the Firm Shares as set forth in this Section 2, for the sole purpose of covering over-allotments in the sale of Firm Shares by the Underwriter. This option may be exercised at any time and from time to time, in whole or in part on one or more occasions, on or before the thirtieth day following the date of this Agreement, by written notice by the Underwriter to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by the Underwriter, when the Additional Shares are to be delivered (any such date and time being herein sometimes referred to as the “Additional Closing Date”); provided, however, that the Additional Closing Date shall not be earlier than the Closing Date nor later than the eighth full business day after the date on which the option shall have been exercised.

(d) Payment of the purchase price for, and delivery of certificates representing, the Additional Shares shall be made at the office of Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, or at such other place as shall be agreed upon by the Underwriter and the Company, at 10:00 A.M., New York City time, on the Additional Closing Date, or such other time as shall be agreed upon by the Underwriter and the Company.

Payment of the purchase price for the Additional Shares shall be made by wire transfer in same day funds to the Company at the bank account designated in writing by the Company at least one business day prior to the Additional Closing Date upon delivery of certificates representing the Additional Shares to the Underwriter through the facilities of The Depository Trust Company for the account of the Underwriter. The Additional Shares shall be registered in such name or names and shall be in such denominations as the Underwriter may request at least two business days before the Additional Closing Date. The Company will permit the Underwriter to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date

3. Offering. Upon authorization of the release of the Firm Shares by the Underwriter, the Underwriter proposes to offer the Shares for sale to the public upon the terms and conditions set forth in the General Disclosure Package and the Prospectus.

4. Covenants of the Company. The Company covenants and agrees with the Underwriter that:

(a) The Company will cause the Prospectus Supplement (including any Preliminary Prospectus Supplement) to be filed as required by Section 1(a) hereof (but only if the Underwriter or counsel to the Underwriter have not reasonably objected thereto by notice to the Company after having been furnished a copy a reasonable time prior to filing) and will notify the Underwriter promptly of such filing. The Company will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act.

(b) During the period in which a prospectus relating to the Shares is required to be delivered under the Securities Act and ending on the later of the Closing Date or such date a prospectus relating to the Shares is no longer required by law to be delivered in connection with sales of the Shares by the Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act, the Company will notify the Underwriter promptly of the time when any subsequent amendment to the Registration Statement has become effective or any Preliminary Prospectus Supplement or Prospectus Supplement or other amendment or supplement to the Prospectus or any Issuer Free Writing Prospectus has been filed, or of any request by the Commission for any amendment or supplement to the Registration Statement, the Preliminary Prospectus Supplement or the Prospectus or for additional information. The Company will prepare and file with the Commission, promptly upon the Underwriter’s request, any amendments or supplements to the Registration Statement, the General Disclosure Package or the Prospectus that, in the Underwriter’s opinion, may be necessary or advisable in connection with the Underwriter’s distribution of the Shares; and the Company will file no Issuer Free Writing Prospectus or any amendment or supplement to the Registration Statement, the General Disclosure Package or the Prospectus (other than any prospectus supplement relating to the offering of other securities registered under the Registration Statement or any document required to be filed under the Exchange Act that upon filing is deemed to be incorporated by reference therein) to which the Underwriter or counsel to the Underwriter shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing.

(c) The Company will advise the Underwriter, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification or registration of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will make every reasonable effort to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

(d) The Company shall comply with the Securities Act, the Exchange Act and the Rules and Regulations to permit completion of the distribution of the Shares as contemplated in this Agreement, the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act in connection with the sales of Shares, any event shall have occurred or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriter or for the Company, to amend the Registration Statement in order that the

Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or to amend or supplement the General Disclosure Package in order that the General Disclosure Package will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus or the General Disclosure Package in order to comply with the requirements of the Securities Act, Exchange Act or the Rules and Regulations, the Company will promptly notify the Underwriter and prepare and file with the Commission (to the extent required by applicable law), subject to Sections 4(a) and (b) hereof, such amendment or supplement (in form and substance reasonably satisfactory to counsel for the Underwriter) as may be necessary to correct such statement or omission or to make the Registration Statement, the Prospectus or the General Disclosure Package comply with such requirements. The Company will use its best efforts to have any amendment to the Registration Statement be declared effective as soon as practicable, and the Company will furnish to the Underwriter and counsel for the Underwriter, without charge, such number of copies of such amendment or supplement as the Underwriter may reasonably request.

(e) The Company will promptly deliver to each of you and counsel to the Underwriter a copy of the Registration Statement, as initially filed and all amendments thereto, including all consents and exhibits filed therewith and all documents incorporated or deemed to be incorporated by reference therein. Prior to 10:00 A.M., New York time, on the business day next succeeding the date of this Agreement and from time to time thereafter during the period when the Prospectus is required to be delivered under the Securities Act or the Securities Act Rules and Regulations, the Company will furnish the Underwriter with copies of any Preliminary Prospectus Supplement, the Prospectus Supplement, the Prospectus, and all amendments of and supplements to such documents, if any, in New York City or such other locations specified by the Underwriter in such quantities as the Underwriter may reasonably request. If applicable, copies of the Preliminary Prospectus Supplement, Prospectus and Registration Statement, and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f) The Company will make generally available to its security holders and to the Underwriter as soon as practicable, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the date that the Prospectus Supplement is filed pursuant to Rule 424(b) under the Securities Act, an earnings statement of the Company and the Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158) covering a period of twelve months beginning on the date that the Prospectus Supplement is filed pursuant to Rule 424(b) under the Securities Act.

(g) The Company will apply the net proceeds from the sale of the Shares as set forth under the caption “Use of Proceeds” in the General Disclosure Package and the Prospectus.

(h) The Company will use its best efforts to list the Shares, subject to official notice of issuance, on the Exchange and maintain the listing of the Shares on the Exchange.

(i) The Company, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the Securities Act, the Exchange Act and the Rules and Regulations within the time periods required thereby.

(j) The Company will not at any time, directly or indirectly, take any action designed to, or which might reasonably be expected to, cause or result in, or which has constituted or which might reasonably be expected to constitute, a violation of Regulation M under the Exchange Act, or the stabilization of the price of its capital stock to facilitate the sale or resale of any of the Shares.

(k) The Company will use its best efforts to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2007 and, subject to any future determination by a majority of the independent members of the Company’s board of directors that it is no longer in the Company’s best interests to qualify as a REIT, thereafter.

(l) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of its Subsidiaries to register as an investment company under the 1940 Act.

(m) The Company will maintain a transfer agent and, if necessary under the jurisdiction of formation of the Company, a registrar for its Common Shares.

(n) The Company will not, without the prior written consent of the Underwriter, from the date of execution of this Agreement and continuing to and including the date 90 days after the date of this Agreement (the “Lock-Up Period”) (A) issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise dispose of or transfer any shares of Common Shares or any securities convertible into or exchangeable or exercisable for, or repayable with, Common Shares, or file any registration statement under the Securities Act with respect to any of the foregoing, or (B) enter into any swap, derivative or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Common Shares or any securities convertible into or exchangeable for or repayable with Common Shares, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of shares of Common Shares or such other securities, in cash or otherwise, except that the Company may, without such consent, and subject to other limited exceptions, (i) issue and sell the Shares offered hereby, (ii) grant options or issue and sell Common Shares to be issued pursuant to existing employee benefit plans of the Company, qualified stock option plans or other employee compensation benefit plans of the

Company or pursuant to currently outstanding convertible securities, options, warrants or rights existing on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (iii) issue Common Shares pursuant to any non-employee director stock plans or dividend reinvestment plans, (iv) issue Common Shares in mergers and acquisition transactions, (v) issue Common Shares to the Manager in lieu of fees pursuant to the Management Agreement, (vi) the filing of a shelf registration statement covering resales of the Company’s 7.625% Contingent Convertible Senior Notes due 2027 and the Common Shares, if any, issuable upon conversion of such notes, or (vii) the filing of a universal shelf registration statement. If (1) during the period that begins on the date that is 17 calendar days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, (a) the Company issues an earnings release, (b) the Company publicly announces material news or (c) a material event relating to the Company occurs; or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16 day period beginning on the last day of the Lock-Up Period, then the restrictions in this Section 4(n) shall continue to apply until the expiration of the date that is 18 calendar days after the date on which (a) the Company issues the earnings release, (b) the Company publicly announces material news or (c) a material event relating to the Company occurs.

(o) The “lock-up” agreements (the “Lock-Up Agreements”), each in the form attached as Exhibit A hereto, from each executive officer and director of the Company listed on Schedule III hereto shall be in full force and effect on the date of this Agreement.

(p) The Company will use its best efforts, in cooperation with the Underwriter, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriter may designate and to maintain such qualifications so long as may be required for the distribution of the Shares in effect for a period of not less than one year from the date hereof; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify or register as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or registered, or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Shares have been so qualified or registered, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required for the distribution of the Shares.

(q) The Company will comply in all material respects with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its commercially reasonable efforts to cause the Company’s directors and officers, in their capacities as such, to comply in all material respects with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act, in each case, upon and at all times after the applicable compliance date (if any).

5. Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Underwriter, and the Underwriter represents and agrees that, subject to the last sentence of this Section, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 of the Securities Act Rules and Regulations, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Rules and Regulations, and has complied and will comply with the requirements of Rule 433 of the Securities Act Rules and Regulations applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. Notwithstanding the foregoing, the Underwriter may use a free writing prospectus that contains no “issuer information” (as defined in Rule 433 of the Securities Act Rules and Regulations) that was not included (including through incorporation by reference) in the Preliminary Prospectus Supplement or a previously filed Issuer Free Writing Prospectus.

6. Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of its obligations hereunder, including the following: (i) all expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus Supplement, any Issuer Free Writing Prospectus, the General Disclosure Package and the Prospectus and any and all amendments and supplements thereto and the mailing and delivering of copies thereof in connection with the offering, purchase, sale, issuance or delivery of the Shares to the Underwriter and dealers; (ii) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Securities Act and the Offering; (iii) the cost of producing this Agreement and any agreement among underwriters, blue sky survey, closing documents and other instruments, agreements or documents (including any compilations thereof) in connection with the Offering; (iv) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws, if required in accordance with the provisions of Section 4(p) hereof, including the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with any blue sky survey; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriter in connection with, securing any required review by the NASD of the terms of the Offering; (vi) all fees and expenses in connection with the preparation and filing of the Registration Statement on Form 8-A relating to the Shares and all fees and expenses in connection with listing the Shares on the Exchange; (vii) all travel expenses of the Company’s officers and employees and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Shares; and (viii) any stock transfer taxes incurred in connection with this Agreement or the Offering. The Company also will pay or cause to be paid: (x) the cost of preparing stock certificates, if any, representing the Shares; (y) the cost and charges of any transfer agent or registrar for the Shares; and (z) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 6. It is understood, however, that except as provided in this Section, and Sections 8, 9 and 11 hereof, the Underwriter will pay all of its own costs and expenses, including the fees of its counsel and stock transfer taxes on resale of any of the Shares by the Underwriter. Notwithstanding anything to the contrary in this Section 6, in the event that this Agreement is terminated pursuant to Section 7 or 11(b) hereof, or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriter set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will pay all reasonable out-of-pocket expenses of the Underwriter (including but not limited to reasonable fees and disbursements of counsel to the Underwriter) incurred in connection herewith.

7. Conditions of Underwriter’s Obligations. The obligations of the Underwriter to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 7 “Closing Date” shall refer to the Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares), to the absence from any certificates, opinions, written statements or letters furnished to you or to counsel to the Underwriter pursuant to this Section 7 of any material misstatement or omission, to the performance by the Company of its obligations hereunder, and to each of the following additional conditions:

(a) The Registration Statement is effective and all necessary regulatory approvals have been received; the Prospectus containing information relating to the description of the Shares and the method of distribution and similar matters shall have been filed with the Commission pursuant to Rule 424(b) in accordance with Section 4(a) hereof; and, at or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission, nor has any state securities authority suspended the qualification or registration of the Shares for offering or sale in any jurisdiction and any request of the Commission for additional information (to be included in the Registration Statement, the General Disclosure Package or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Underwriter and counsel to the Underwriter. Each Issuer Free Writing Prospectus shall have been timely filed with the Commission under Rule 433 or 164 of the Securities Act Rules and Regulations (to the extent required by Rule 433 of the Securities Act Rules and Regulations).

(b) The Underwriter shall have received on the Closing Date and each Additional Closing Date, if any, the favorable opinions, dated as of the Closing Date and each Additional Closing Date, as the case may be, from Clifford Chance US LLP, counsel for the Company and the Manager, Venable LLP, special Maryland counsel for the Company, and Walkers, special Cayman Islands counsel to Alesco Holdings, Ltd., Alesco Preferred Funding X, Ltd., Alesco Preferred Funding XI, Ltd., Alesco Preferred Funding XII, Ltd., Alesco Preferred Funding XIII, Ltd., Alesco Preferred Funding XIV, Ltd., Alesco Preferred Funding XV, Ltd., Emporia Preferred Funding II, Ltd., Emporia Preferred Funding III, Ltd., Kleros Real Estate CDO I, Ltd., Kleros Real Estate CDO II, Ltd., Kleros Real Estate CDO III, Ltd., Kleros Real Estate CDO IV, Ltd., Libertas Preferred Funding IV, PFW III, Ltd. and Sunset Holdings, Ltd., in each case in the form and substance satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit B-1, Exhibit B-2, Exhibit B-3 and Exhibit B-4 hereto. In giving such opinion Clifford Chance US LLP may rely, as to all matters governed by the laws of the State of Maryland, upon the opinions of Venable LLP, special Maryland counsel to the Company. Such counsel may also state that (i) insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Manager and certificates of public officials, and (ii) they may assume the accuracy of an opinion of prior counsel to the Company dated October 6, 2006 with respect to the Company’s qualification as a REIT for periods prior to October 6, 2006.

(c) The Underwriter shall have received from Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Underwriter, an opinion dated the Closing Date and the Additional Closing Date, if any, in form and substance reasonably satisfactory to the Underwriter, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

(d) All proceedings taken in connection with the sale of the Firm Shares and the Additional Shares as herein contemplated shall be satisfactory in form and substance to the Underwriter and to counsel to the Underwriter.

(e) At the Closing Date you shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date to the effect that (i) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission, (ii) as of the date hereof and as of the Closing Date, the representations and warranties of the Company set forth in Section 1(a) hereof are accurate, (iii) as of the Closing Date, all agreements, conditions and obligations of the Company to be performed or complied with hereunder on or prior thereto have been duly performed or complied with, (iv) they have carefully examined the Registration Statement, the General Disclosure Package and the Prospectus and, in their opinion, the Registration Statement, as of its effective date, the General Disclosure Package, as of the Applicable Time, and the Prospectus, as of its date, did not and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (v) subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been any Material Adverse Effect or any development involving a prospective Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, in or affecting (y) the business, condition (financial or otherwise), or in the earnings, business affairs or business prospects of the Company and the Subsidiaries, considered as one enterprise; or (z) the Offering or consummation of any of the other transactions contemplated by this Agreement.

(f) The Underwriter shall have received, on each of the date hereof, the Closing Date and the Additional Closing Date, if any, a letter dated the date hereof, the Closing Date or the Additional Closing Date, if any, in form and substance satisfactory to the Underwriter, of Ernst & Young, LLP and Hancock Askew & Co., LLP, confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations promulgated thereunder and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement, the General Disclosure Package and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Securities Act and the related published rules and regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(g) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the General Disclosure Package and the Prospectus and through the Closing, there shall not have been any material change in the capital stock (except pursuant to the Company’s dividend reinvestment plan, as in effect on the date hereof, or the exercise of vested options), or long-term debt of the Company or any of the Subsidiaries or any change or development involving a change, whether or not arising from transactions in the ordinary course of business, in the business, condition (financial or otherwise), results of operations, shareholders’ equity, properties, affairs or prospects of the Company and the Subsidiaries, taken as a whole, including but not limited to the occurrence of any fire, flood, explosion or other calamity at any of the properties owned or leased by the Company or any of its Subsidiaries, the effect of which, in any such case described above, is, in the reasonable judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the Offering on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement).

(h) At or prior to the Closing Date, the Shares shall have been approved for listing, subject to official notice of issuance, on the Exchange.

(i) Subsequent to the execution and delivery of this Agreement (i) no downgrading or adverse change shall have occurred in the rating accorded any security of the Company by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Securities Act Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any security of the Company, that, in either event, makes it impractical or inadvisable, in the Underwriter’s judgment, to offer or deliver the Shares on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.

(j) Prior to the Closing Date, the Company shall have obtained for the benefit of the Underwriter the Lock-Up Agreements of each of its executive officers.

(k) The Company shall have furnished the Underwriter and counsel to the Underwriter with such other certificates, opinions or other documents as they may have reasonably requested.

(l) At the Closing Date you shall have received a certificate of an executive officer of the Manager, dated the Closing Date to the effect that (i) as of the date hereof and as of the Closing Date, the representations and warranties of the Manager set forth in Section 1(b) hereof are accurate, (ii) as of the Closing Date, all agreements, conditions and obligations of the Company to be performed or complied with hereunder on or prior thereto have been duly performed or complied with, (iii) they have carefully examined the Registration Statement, the General Disclosure Package and the Prospectus and, in their opinion, the Registration Statement, as of its effective date, the General Disclosure Package, as of the Applicable Time, and the Prospectus, as of its date, did not and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein related to the Manager not misleading, and (iv) subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus there has not been any material adverse change or any development involving a prospective material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting the business, condition (financial or otherwise), or in the earnings, business affairs or business prospects of the Manager.

(m) The Manager shall have furnished to the Underwriter such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Underwriter may reasonably have requested.

If any of the conditions specified in this Section 7 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to counsel to the Underwriter pursuant to this Section 7 shall not be satisfactory in form and substance to the Underwriter and counsel to the Underwriter, acting reasonably, all obligations of the Underwriter hereunder may be cancelled by the Underwriter at, or at any time prior to, the Closing Date and the obligations of the Underwriter to purchase the Additional Shares may be cancelled by the Underwriter at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone. Any such telephone notice shall be confirmed promptly thereafter in writing.

8. Indemnification.

(a) The Company shall indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any supplement thereto or amendment thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon any untrue statement or alleged untrue statement of a material fact included in any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus, or in any supplement thereto or amendment thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter expressly for use therein. The parties agree that such information provided by or on behalf of the Underwriter consists solely of the material referred to in the second to last sentence of Section 1(b) hereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including but not limited to other liability under this Agreement.

(b) The Underwriter shall indemnify and hold harmless the Company, each of the directors of the Company and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter specifically for use therein. This indemnity will be in addition to any liability which such Underwriter may otherwise have, including but not limited to other liability under this Agreement. The parties acknowledge and agree that such information provided by or on behalf of the Underwriter consists solely of the material referred to in the second to last sentence of Section 1(a)(ii) hereof.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof, but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 8. In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying party does not diligently defend the action after assumption of the defense, or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 8 or Section 9 hereof (whether or not the indemnified party is an actual or potential party thereto), unless (x) such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

9. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 8 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriter shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company any contribution received by the Company from persons, other than the Underwriter, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and the Underwriter may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the Offering or, if such allocation is not permitted by applicable law, in such proportion as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand and the Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other hand shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bears to (y) the underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and of the Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 9, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 9 or otherwise.

10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriter and the Company contained in this Agreement or in certificates of officers of the Company or any Subsidiary submitted pursuant hereto, including the agreements contained in Section 6, the indemnity agreements contained in Section 8 and the contribution agreements contained in Section 9, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriter. The representations and agreements contained in Sections 1, 5, 6, 8, 9, 10, 11 and 12 through 18, inclusive, hereof shall survive any termination of this Agreement, including termination pursuant to Section 11 hereof.

11. Effective Date of Agreement; Termination.

(a) This Agreement shall become effective upon the execution of this Agreement. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying you or by the Underwriter notifying the Company. Notwithstanding any termination of this Agreement, the provisions of this Section 11 and of Sections 1, 5, 6, 8, 9, 10 and 12 through 18, inclusive, shall be in full force and effect at all times after the execution hereof.

(b) The Underwriter shall have the right to terminate this Agreement at any time prior to the Closing Date or to terminate the obligation, if any, of the Underwriter to purchase the Additional Shares at any time prior to the Additional Closing Date, as the case may be, if (A) there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Underwriter will in the immediate future materially disrupt, the market for the Company’s securities or securities in general; or (C) if trading on The New York Stock Exchange (the “Exchange”) shall have been suspended or been made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Exchange or by order of the Commission or any other governmental authority having jurisdiction; or (D) if a banking moratorium has been declared by any state or federal authority or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (E) any downgrading shall have occurred in the Company’s corporate credit rating or the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act) or if any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities; or (F) (i) if there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (ii) if there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (i) or (ii), in the judgment of the Underwriter, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms and in the manner contemplated by the General Disclosure Package and the Prospectus.

(c) Any notice of termination pursuant to this Section 11 shall be in writing.

12. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing, and:

(a) if sent to the Underwriter, shall be mailed, delivered, or faxed and confirmed in writing, to the RBC Capital Markets Corporation, One Liberty Plaza, 165 Broadway, New York, New York 10006, Attention: Joe Morea, Syndicate Director; and

(b) if sent to the Company, shall be mailed, delivered, or faxed and confirmed in writing to the Company and its counsel at the addresses set forth in the Registration Statement, Attention: Chief Executive Officer.

Any such notices and other communications shall take effect at the time of receipt thereof.

13. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriter and the Company and the controlling persons, directors, trustees, officers,

employees and agents referred to in Sections 8 and 9 hereof, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and said controlling persons and their respective successors, officers, directors, trustees, employees, agents, heirs and legal representatives, and it is not for the benefit of any other person, firm or corporation. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Shares from the Underwriter.

14. Governing Law and Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. The Company irrevocably (a) submits to the jurisdiction of any court of the State of New York or the United States District Court for the Southern District of the State of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Registration Statement and the Prospectus (each, a “Proceeding”), (b) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agrees not to commence any Proceeding other than in such courts, and (e) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum.

15. Research Independence. In addition, the Company acknowledges that the Underwriter’s research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriter’s research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of its investment bankers. The Company acknowledges that the Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short position in debt or equity securities of the companies which may be the subject to the transactions contemplated by this Agreement.

16. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) The Underwriter has been retained solely to act as underwriter in connection with the sale of the Company’s securities and that no fiduciary, advisory or agency relationship between the Company and the Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriter has advised or is advising the Company on other matters;

(b) the price of the securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Underwriter, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) it has been advised that the Underwriter and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of Company and that the Underwriter has no obligation to disclose such interests and transactions to Company by virtue of any fiduciary, advisory or agency relationship; and

(d) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile transmission shall constitute valid and sufficient delivery thereof.

18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

19. Time is of the Essence. Time shall be of the essence in this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

[Signature page follows]

If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

ALESCO FINANCIAL INC.

By:	/s/ James J. McEntee, III
Name:	James J. McEntee, III
Title:	Chief Executive Officer

Accepted as of the date first above written

RBC CAPITAL MARKETS CORPORATION

By:	/s/ Peter de Vos
Name:	Peter de Vos
Title:	Head of U.S. Investment Banking

[Underwriting Agreement Signature Page]